UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HSBC USA INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	13-2764867 (I.R.S. Employee Identification No.)
452 Fifth Avenue New York, New York 10018 (Address of principal executive officers) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing one- fortieth of a share of Floating Rate Non- Cumulative Preferred Stock, Series G	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-127603

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1. Description of Registrant's Securities to be Registered.

The description of the Depositary Shares being registered hereby, including the Floating Rate Non-Cumulative Preferred Stock, Series G, which is represented by the Depositary Shares, is set forth in the Prospectus dated September 8, 2005 included in the Registration Statement on Form S-3 (No. 333-127603) of HSBC USA Inc. (the "Registrant"), as filed with the Securities and Exchange Commission (the "Commission") on August 16, 2005, and Amendment No. 1 to the Form S-3 Registration Statement, as filed with the Commission on September 2, 2005, and the Prospectus Supplement dated October 6, 2005, as filed with the Commission on October 11, 2005 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits.
3.1

Articles of Incorporation and amendments and supplements thereto (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000, Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 9, 2000, Exhibits 3.2 and 3.3 to the Registrant's Current Report on Form 8-K dated March 30, 2005, filed with the Commission on April 4, 2005 and Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated October 11, 2005, filed with the Commission on October 14, 2005).

3.2

Articles Supplementary to the Registrant's Articles of Incorporation establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Floating Rate Non-Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on October 14, 2005).

4.1	Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit 4.2 to this Form 8-A).
4.2

Form of Deposit Agreement between the Registrant, HSBC Bank USA, N.A. and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement on Form S-3 (No. 333-127603) as filed with the Commission on August 16, 2005 and Amendment No. 1 to the Form S-3 Registration Statement as filed with the Commission on September 2, 2005).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of HSBC USA Inc. by the undersigned, thereto duly authorized.

HSBC USA INC. (Registrant) By: /s/ Joseph R. Simpson Joseph R. Simpson Chief Accounting Officer
Dated: October 18, 2005
Exhibit Index
Exhibit No.
3.1

Articles of Incorporation and amendments and supplements thereto (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000, Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 9, 2000, Exhibits 3.2 and 3.3 to the Registrant's Current Report on Form 8-K dated March 30, 2005, filed with the Commission on April 4, 2005 and Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated October 11, 2005, filed with the Commission on October 14, 2005).

3.2

Articles Supplementary to the Registrant's Articles of Incorporation establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to the Floating Rate Non-Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Commission on October 14, 2005).

4.1	Form of Depositary Receipt is included as Exhibit A of the Deposit Agreement (Exhibit 4.2 to this Form 8-A).
4.2

Form of Deposit Agreement between the Registrant, HSBC Bank USA, N.A. and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.11 to the Registrant's Registration Statement on Form S-3 (No. 333-127603) as filed with the Commission on August 16, 2005 and Amendment No. 1 to the Form S-3 Registration Statement as filed with the Commission on September 2, 2005).

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